EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

CONSENT OF INDEPENDENT AUDITORS

January 31, 2005

We hereby consent to the inclusion in this Registration Statement on Form SB-2 for E-Renter USA, Inc. of our report dated March 10, 2005, relating to financial statements for the period from inception (January 19, 2000) to June 30, 2004 and for the interim period through December  31, 2004.

/S/ Jewett, Schwartz, & Associates

Hollywood, Florida